EXHIBIT 3(j)
                                                                   ------------

                        CERTIFICATE OF ELIMINATION OF
                    PARTICIPATING CUMULATIVE PREFERRED STOCK
                       OF TEXAS INSTRUMENTS INCORPORATED

                          Pursuant to Section 151(g)
                        of the General Corporation Law
                           of the State of Delaware


     Texas Instruments Incorporated, a corporation organized and existing under the laws of the State of Delaware, in accordance with the provisions of
Section 151(g) of the General Corporation Law of the State of Delaware, hereby certifies as follows:
     1. That the Company filed on June 22, 1988 in the office of the Secretary of State of Delaware, a Certificate of Designation, which established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions, of the Company's Participating Cumulative Preferred Stock.
     2. That no shares of said Participating Cumulative Preferred Stock are outstanding and no shares thereof will be issued.
     3. That, at a duly called meeting of the Board of Directors of the Company, the following resolution was adopted:
     RESOLVED, that the appropriate officers of the Company are hereby authorized and directed to file a Certificate with the office of the Secretary of State of Delaware setting forth a copy of this resolution whereupon all reference to the Participating Cumulative Preferred Stock, as established by a Certificate of Designation filed in the office of the Secretary of State of Delaware on June
     22, 1988, no shares of which are outstanding and no shares of which will be issued, shall be eliminated from the Restated Certificate of Incorporation, as amended, of the Company.

     4. That accordingly, all references to the Participating Cumulative Preferred Stock of the Company be, and it hereby is, eliminated from the Restated Certificate of Incorporation, as amended, of the Company.


     IN WITNESS WHEREOF, TEXAS INSTRUMENTS INCORPORATED has caused this Certificate to be signed by Richard J. Agnich, Senior Vice President, and attested by O. Wayne Coon, its Assistant Secretary, as of this 18th day of June 1998.



                              TEXAS INSTRUMENTS INCORPORATED


                              By:   /s/ RICHARD J. AGNICH
                                 ----------------------------
                                    Richard J. Agnich
                                    Senior Vice President



ATTEST:


By:   /s/ O. WAYNE COON
   --------------------------
        O. Wayne Coon
        Assistant Secretary